As filed with the Securities and Exchange Commission on May 7, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PERRIGO COMPANY

(Exact name of registrant as specified in its charter)

Michigan	38-2799573
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

515 Eastern Avenue

Allegan, Michigan 49010

(269) 673-8451

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Todd W. Kingma

Executive Vice President, General Counsel and Secretary

Perrigo Company

515 Eastern Avenue

Allegan, Michigan 49010

(269) 673-8451

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Stuart H. Gelfond, Esq.

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, New York 10004

(212) 859-8000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)(2)
Debt Securities

(1)	An indeterminate amount of debt securities are being registered as may from time to time be issued at indeterminate prices.
(2)	In accordance with Rule 456(b) of the Securities Act of 1933, as amended (the “Securities Act”), the registrant is deferring payment of all of the registration fee and is omitting this information in reliance on Rule 456(b) and Rule 457(r) of the Securities Act. Registration fees will be paid subsequently on a “pay as you go” basis.

PROSPECTUS

Perrigo Company

Debt Securities

Perrigo Company may from time to time issue debt securities described in this prospectus in one or more offerings. The accompanying prospectus supplement will specify the terms of the debt securities. We urge you to read carefully this prospectus, any accompanying prospectus supplement, and any documents we incorporate by reference in this prospectus and any accompanying prospectus supplement before you make your investment decision.

Perrigo Company may sell these debt securities to or through underwriters, dealers and agents, or directly to purchasers, on a delayed or continuous basis, or through any other means described in this prospectus under “Plan of Distribution” and in supplements to this prospectus in connection with a particular offering of debt securities.

This prospectus describes some of the general terms that may apply to the debt securities and the general manner in which they may be offered. The specific terms of the debt securities and the specific manner in which they may be offered, including the names of any underwriters or agents, will be described in a supplement to this prospectus.

Investing in our debt securities involves risks. You should carefully consider all of the information set forth in this prospectus. In addition, you should carefully consider the risk factors on page 2 of this prospectus and in any accompanying prospectus supplement or any documents we incorporate by reference in this prospectus and any accompanying prospectus supplement, before deciding to invest in any of our debt securities.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 7, 2013.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the Commission, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, utilizing a “shelf” registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings. No limit exists on the aggregate amount of securities we may sell pursuant to the registration statement.

This prospectus provides you with a general description of the debt securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the debt securities offered. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, any prospectus supplement to this prospectus, any documents that we incorporate by reference in this prospectus and any prospectus supplement and the additional information described below under “Where You Can Find More Information” before making an investment decision. You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information in this prospectus, any accompanying prospectus supplement or any documents we incorporate by reference in this prospectus and any prospectus supplement is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

In this prospectus, unless otherwise indicated or unless the context otherwise requires, “Perrigo,” “we,” “us,” “our” and similar terms refer to Perrigo Company, a Michigan corporation, and its consolidated subsidiaries.

PERRIGO COMPANY

Perrigo Company, established in 1887, is a leading global provider of quality, affordable healthcare products. We develop, manufacture and distribute over-the-counter (“OTC”) and generic prescription (“Rx”) pharmaceuticals, nutritional products and active pharmaceutical ingredients (“API”). We are the world’s largest manufacturer of OTC pharmaceutical products for the store brand market. Our mission is to offer uncompromised “quality, affordable healthcare products,” and we do so across a wide variety of product categories primarily in the United States (“U.S.”), United Kingdom (“U.K.”), Mexico, Israel and Australia, as well as certain other markets throughout the world, including Canada, China and Latin America.

We have four reportable segments, aligned primarily by type of product: Consumer Healthcare, Nutritionals, Rx Pharmaceuticals and API. In addition, we have an Other category that consists of the Israel Pharmaceutical and Diagnostic Products operating segment, which does not individually meet the quantitative thresholds required to be a separately reportable segment.

In addition to general management and strategic leadership, each business segment has its own sales and marketing teams focused on servicing the specific requirements of its customer base. Each of these business segments share Research & Development, Supply Chain, Information Technology, Finance, Human Resources, Legal and Quality services, all of which are directed out of the Company’s headquarters in Allegan, Michigan.

We are incorporated in the State of Michigan and maintain our principal offices at 515 Eastern Avenue, Allegan, Michigan, 49010. Our telephone number is (296) 673-8451. Our website is located at www.perrigo.com. Information available on, or accessible through, our website is not incorporated into this prospectus by reference and should not be considered a part of this prospectus.

RISK FACTORS

Before deciding to invest in our securities, you should carefully consider the risk factors and forward-looking statements described in Item 1A of our most recent Annual Report on Form 10-K for the year ended June 30, 2012 and Item 1A of our Quarterly Reports on Form 10-Q for the fiscal quarters ended September 29, 2012, December 29, 2012 and March 30, 2013 (each of which is incorporated by reference herein). In addition, you should carefully consider information in any accompanying prospectus supplement or any documents we incorporate by reference in this prospectus and any accompanying prospectus supplement, before deciding to invest in any of our debt securities. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and any documents we incorporate by reference herein or therein and oral statements made from time to time by us may contain so called “forward-looking statements” (within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act). These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements or those of our industry to be materially different from those expressed or implied by any forward-looking statements. In particular, statements about our expectations, beliefs, plans, objectives, assumptions, future events or future performance contained in this prospectus, any prospectus supplement and any documents we incorporate by reference herein or therein, are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or the negative of those terms or other comparable terminology. One should carefully evaluate such forward-looking statements in light of factors, including risk factors, described under “Risk Factors” above and in the documents incorporated herein by reference in which we discuss in more detail various important factors that could cause actual results to differ from expected or historic results. We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements in this prospectus are made only as of the date hereof, and unless otherwise required by applicable securities laws, we disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

RATIO OF EARNINGS TO FIXED CHARGES

Our consolidated ratio of earnings to fixed charges for each of the periods indicated are as follows:

Nine Months Ended March 30,	Fiscal Years
2013	2012	2011	2010	2009	2008
8.8	8.1	9.8	9.7	6.7	8.5

For purposes of computing the ratio of earnings to fixed charges, (1) earnings consist of income from continuing operations before income taxes plus fixed charges, and (2) fixed charges consist of interest expense on indebtedness, amortization of deferred financing fees and an interest component related to rent expense.

SELECTED FINANCIAL DATA

On July 1, 2012, we adopted new guidance regarding comprehensive income, which was applied retrospectively, that provides companies with the option to present the components of net income, the components of other comprehensive income and the total of comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. The objective of the standard is to increase the prominence of items reported in other comprehensive income and to facilitate convergence of accounting principles generally accepted in the United States and International Financial Reporting Standards. The standard eliminates the option to present components of other comprehensive income as part of the statement of changes in stockholders’ equity. The amendments in this guidance do not change the items that must be reported in other comprehensive income or when an item of other comprehensive income must be reclassified in net income. We adopted the two-statement approach in the first quarter of fiscal 2013.

The table below presents selected historical consolidated statements of comprehensive income (loss) data. We have derived our statements of comprehensive income (loss) data for the fiscal years ended June 30, 2012, June 25, 2011 and June 26, 2010 from our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2012 and incorporated by reference in this prospectus. The following selected financial information revises historical information to illustrate the presentation required by the new guidance regarding comprehensive income for each of the periods presented.

PERRIGO COMPANY

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(in thousands)

(unaudited)

	Fiscal Year
	2012	2011	2010
Net income	$401,613	$339,197	$223,799
Other comprehensive income (loss):
Change in fair value of derivative financial instruments, net of tax	(9,406)	(790)	1,668
Foreign currency translation adjustments	(76,656)	81,691	(2,362)
Change in fair value of investment securities, net of tax	(1,033)	3,110	(568)
Post-retirement liability adjustments, net of tax	(551)	(161)	(432)

Other comprehensive income (loss), net of tax	(87,646)	83,850	(1,694)

Comprehensive income	$313,967	$423,047	$222,105

USE OF PROCEEDS

We will specify the use of net proceeds from the sale of our debt securities that we may offer from time to time pursuant to this prospectus in the applicable prospectus supplement relating to a particular offering.

DESCRIPTION OF DEBT SECURITIES

We may issue from time to time, in one or more offerings, debt securities.

We will set forth in the applicable prospectus supplement a description of debt securities, which may be offered under this prospectus. The terms of the offering of debt securities, the initial issue price and the net proceeds to us will be contained in the prospectus supplement and other offering material relating to such offer. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any prospectus supplement before you invest in any of our debt securities.

LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE

Street Name and Other Indirect Holders

We generally will not recognize investors who hold debt securities in accounts at banks or brokers as legal holders of debt securities. Holding in that way is called holding in street name. Instead, we would recognize only the bank or broker, or the financial institution the bank or broker uses to hold its debt securities. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the debt securities, either because they agree to do so in their customer agreements or because they are legally required to do so. If you intend to hold debt securities in street name, you should check with the institution through which you will hold your debt securities to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle voting if ever required;

•	whether and how you can instruct it to send you debt securities registered in your own name so you can be a direct holder as described below; and

•	how it would pursue rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests.

Direct Holders

Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, run only to persons or entities who are the direct holders of debt securities, i.e., those who are registered as holders of debt securities. As noted above, we do not have obligations to you if you hold in street name or through other indirect means, either because you choose to hold debt securities in that manner or because we issued the debt securities in the form of global securities as described below. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that registered holder is legally required to pass the payment along to you as a street name customer but does not do so.

Global Securities

What is a Global Security? A global security is a special type of indirectly held security, as described above under “—Street Name and Other Indirect Holders”. If we choose to issue debt securities in the form of global securities only, the ultimate beneficial owners can only be indirect holders. We do this by requiring that the global security be registered in the name of a financial institution or clearing system, or their nominee, that we select and by requiring that the debt securities included in the global security not be transferred to the name of any other direct holder unless the special circumstances described below occur. The financial institution that acts as the sole direct holder of the global security is called the depository. The Depository Trust Company, New York, New York, known as DTC, may be a depository for one or more series of debt securities. For information regarding DTC, see “—Considerations Relating to DTC”.

Any person wishing to own a debt security included in a global security must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depository. The prospectus supplement indicates whether we will issue your debt securities only in the form of global securities.

Special Investor Considerations for Global Securities. The account rules of your financial institution and the rules of the depository, as well as general laws relating to securities transfers, will govern your rights as an indirect holder of a global security. We will not recognize you as a registered holder of debt securities and instead will deal only with the depository that holds the global security.

You should be aware that if debt securities are issued only in the form of global securities:

•	You cannot have debt securities registered in your own name.

•	You cannot receive physical certificates for your interest in the debt securities.

•

You will be a street name holder and must look to your own bank or broker for payments on the debt securities and protection of your legal rights relating to the debt securities. See “—Street Name and Other Indirect Holders”.

•	You may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their securities as direct holders.

•

The depository’s policies will govern payments, transfers, exchange and other matters relating to your interest in the global security, and those policies may change from time to time. We and the trustee have no responsibility for any aspect of the depository’s actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depository in any way.

•

Financial institutions that participate in the depositary’s book-entry system and through which investors hold their interests in the global securities, directly or indirectly, may also have their own policies affecting payments, deliveries, transfers, exchanges, notices and other matters relating to the debt securities, and those policies may change from time to time. We do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

•	The depository will require that you purchase or sell interests in a global security within its system using same-day funds for settlement.

Special Situations When a Global Security will be Terminated. In a few special situations described below, the trustee will terminate the global security and will exchange interests in it for separate certificates representing debt securities. After that exchange, the choice of whether to hold debt securities directly or in street name will be up to you. You must consult your own bank or broker to find out how to have your interests in the debt securities transferred to your own name, so that you will be a direct holder. We previously described the rights of street name investors and direct holders in the debt securities in the subsections entitled “—Street Name and Other Indirect Holders” and “—Direct Holders”.

The special situations for termination of a global security are:

•	When the depository notifies us that it is unwilling, unable or no longer qualified to continue as depository,

•	When we notify the trustee that we wish to terminate the global security, or

•	When an event of default on the debt securities has occurred and has not been cured or waived.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular debt securities of the series covered by the prospectus supplement. When a global security terminates, the depository, and not we or the trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

Considerations Relating to DTC. DTC has informed us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that DTC participants deposit with DTC. DTC also facilitates the settlement among DTC participants of securities transactions, such as transfers and pledges in deposited securities through electronic computerized book-entry changes in DTC participants’ accounts, thereby eliminating the need for physical movement of certificates. DTC participants include securities brokers and dealers, banks, trust companies and clearing corporations, and may include other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and DTC participants are on file with the Commission.

Purchases of securities within the DTC system must be made by or through DTC participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual purchaser of the notes, which we refer to as the “beneficial owner,” is in turn to be recorded on the DTC participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings from the direct or indirect DTC participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the global notes will be effected only through entries made on the books of DTC participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global notes, except in the event that use of the book-entry system for the notes is discontinued.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

In instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to the securities. Under its usual procedures DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts such securities are credited on the record date (identified in a listing attached to the omnibus proxy).

Distribution payments on the securities will be made by the trustee, after we deposit funds with the trustee for that purpose, to Cede & Co., as nominee of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of such participants and not of DTC, the trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to DTC is the responsibility of the trustee, and disbursements of such payment to the beneficial owners are the responsibility of direct and indirect participants.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof. We do not have any responsibility for the performance by DTC or its participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

PLAN OF DISTRIBUTION

We may sell debt securities covered by this prospectus in any of the following ways (or in any combination):

•	to or through underwriting syndicates represented by managing underwriters;

•	to or through one or more underwriters without a syndicate for them to offer and sell to the public;

•	to or through dealers or agents; and

•	directly to investors.

The debt securities we distribute by any of these methods may be sold to the public, in one or more transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

We may sell debt securities from time to time to one or more underwriters, who would purchase the securities as principal on a firm-commitment basis for resale to the public. If we sell debt securities to underwriters, we may execute an underwriting agreement with them at the time of sale and will name them in the applicable prospectus supplement. In connection with those sales, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the debt securities for whom they may act as agents. Underwriters may resell the debt securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. The prospectus supplement will include any required information about underwriting compensation we pay to underwriters, and any discounts, concessions or commissions underwriters allow to participating dealers, in connection with an offering of securities.

We may solicit offers to purchase debt securities directly from the public from time to time. We may also designate agents from time to time to solicit offers to purchase debt securities from the public on our behalf. If required, the prospectus supplement relating to any particular offering of debt securities will name any agents designated to solicit offers, and will include information about any commissions we may pay the agents, in that offering. Agents may be deemed to be “underwriters” as that term is defined in the Securities Act.

From time to time, we may sell securities to one or more dealers acting as principals. The dealers, who may be deemed to be “underwriters” as that term is defined in the Securities Act, may then resell those debt securities to the public.

Any underwriter or agent involved in the offer and sale of any debt securities will be named in the prospectus supplement.

Underwriters, agents and dealers may be entitled, under agreements with us, to indemnification against certain civil liabilities, including liabilities under the Securities Act.

Each series of debt securities will be a new issue, and there will be no established trading market for any debt security prior to its original issue date. We may, but are not required to, list a particular series of debt securities on a securities exchange or arrange for admission of a particular series of debt securities on an automated quotation system. Any underwriters to whom we sell debt securities for public offering may make a market in those debt securities. However, no such underwriter that makes a market will be obligated to do so, and any of them may stop doing so at any time without notice. No assurance can be given as to the liquidity or trading market for any of the debt securities.

Unless otherwise indicated in your prospectus supplement or confirmation of sale, the purchase price of the debt securities will be required to be paid in immediately available funds in New York City.

In connection with an offering, the underwriters may purchase and sell debt securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of debt securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the debt securities while an offering is in progress.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased debt securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the debt securities. As a result, the price of the debt securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the debt securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses and for which they will receive customary compensation.

VALIDITY OF DEBT SECURITIES

Fried, Frank, Harris, Shriver & Jacobson LLP, New York, New York, will pass upon the validity of any debt securities sold under this prospectus. Fried, Frank, Harris, Shriver & Jacobson LLP will rely upon Warner Norcross & Judd LLP regarding matters of Michigan law. Certain legal matters will be passed upon for any agents or underwriters by counsel for such agents or underwriters identified in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Perrigo Company appearing in Perrigo’s Annual Report (Form 10-K) for the year ended June 30, 2012 (including the schedule appearing therein), and the effectiveness of Perrigo’s internal control over financial reporting as of June 30, 2012 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company under the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the Commission. You may read and copy any materials filed with the Commission at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. Also, the Commission maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the Commission. The public can obtain any documents that we file electronically with the Commission at the Commission’s Internet website, www.sec.gov, or at the office of the NASDAQ Global Select Market, on which our common stock is listed. For further information on obtaining copies of our public filings at the NASDAQ Global Select Market, you should call (212) 656-5060 or visit the NASDAQ Global Select Market website, www.nasdaq.com. In addition, you may request copies of these filings at no cost by writing or telephoning us at the following address: Attention: Secretary, Perrigo Company, 515 Eastern Avenue, Allegan, Michigan 49010, (269) 673-8451; or at our Internet website.

We have filed with the Commission a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus or any prospectus supplement to a contract or other document filed or incorporated by reference as an exhibit to our registration statement, the reference is only a summary. For a copy of the contract or other document, you should refer to the exhibits that are a part of the registration statement or incorporated by reference into the registration statement by the filing of a Current Report on Form 8-K or otherwise. You may review a copy of the registration statement and the documents we incorporate by reference at the Commission’s Public Reference Room in Washington, D.C., as well as through the Commission’s Internet website as listed above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents, filed with the Commission (File No. 000-19725) pursuant to the Exchange Act are incorporated by reference in this prospectus:

•	Annual Report on Form 10-K for the fiscal year ended June 30, 2012;

•	Quarterly Reports on Form 10-Q for the quarters ended September 29, 2012, December 29, 2012 and March 30, 2013; and

•	Current Reports on Form 8-K filed on November 7, 2012 (except for the information furnished pursuant to Item 2.02 and the furnished exhibit relating to that information) and November 21, 2012.

Also, all documents filed by us with the Commission under File No. 000-19725 pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (not including Current Reports or portions thereof furnished under Item 2.02 or Item 7.01 under Form 8-K) after the date of this prospectus and prior to termination of the offering to which this prospectus relates shall be deemed to be incorporated by reference herein and to be a part hereof from the date of such filing. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide, without charge, copies of any document incorporated by reference into this prospectus, excluding exhibits, other than those that are specifically incorporated by reference in this prospectus. You can obtain a copy of any document incorporated by reference by writing or calling us at our principal executive offices as follows:

Perrigo Company

515 Eastern Avenue

Allegan, Michigan 49010 USA

(269) 673-8451

Attention: Secretary

Information on our website is not part of this prospectus, and you should not rely on that information in making your investment decision unless that information is also in this prospectus or has been expressly incorporated by reference into this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth all fees and expenses payable by the Registrant in connection with the issuance and distribution of the debt securities being registered hereby (other than underwriting or broker-dealer discounts and commissions). All of the amounts shown are estimates.

SEC registration fee	$(1)
Accounting fees and expenses	(2)
Legal fees and expenses	(2)
Printing and engraving expenses	(2)
Trustee fees and expenses	(2)
Miscellaneous	(2)

Total	$(2)

(1)	Deferred in accordance with Rules 456(b) and 457(r) under the Securities Act.
(2)	The amount of these expenses is not presently known.

Item 15.	Indemnification of Directors and Officers

Under Sections 561 through 571 of the Michigan Business Corporation Act (the “MBCA”), directors and officers of a Michigan corporation may be entitled to indemnification by the corporation against judgments, expenses, fines, and amounts paid by the director or officer in settlement of claims brought against them by third persons or by or in the right of the corporation if those directors and officers acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation or its shareholders.

The Registrant is obligated under its Amended and Restated Articles of Incorporation and Restated Bylaws, each as amended, to indemnify its directors and executive officers to the full extent permitted under the MBCA. The effect of this provision is to eliminate the personal liability of directors to the Registrant or its shareholders for monetary damages for actions involving a breach of their fiduciary duty of care, including any actions involving gross negligence. The Registrant may similarly indemnify persons who are not directors or executive officers to the extent authorized by the Registrant’s board of directors.

The MBCA provides for indemnification of directors and officers if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Registrant or its shareholders (and, if a criminal proceeding, if they had no reasonable cause to believe their conduct was unlawful) against: (a) expenses (including attorneys’ fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit, or proceeding (other than an action by or in the right of the Registrant) arising out of a position with the Registrant (or with some other entity at the Registrant’s request); and (b) expenses (including attorneys’ fees) and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding by or in the right of the Registrant, unless the director or officer is found liable to the Registrant, provided that an appropriate court could determine that he or she is nevertheless fairly and reasonably entitled to indemnity for reasonable expenses incurred. The MBCA requires indemnification for expenses to the extent that a director or officer is successful in defending against any such action, suit, or proceeding.

The MBCA generally requires that the indemnification provided for above be made only on a determination that the director or officer met the applicable standard of conduct by a majority vote of a quorum of the board of directors who were not parties or threatened to be made parties to the action, suit or proceeding, by a majority vote of a committee of not less than two disinterested directors, by independent legal counsel, by all independent directors not parties or threatened to be made parties to the action, suit or proceeding, or by the shareholders. If the articles of incorporation include a provision eliminating or limiting the liability of a director, however, a corporation may indemnify a director for certain expenses and liabilities without a determination that the director met the applicable standards of conduct, unless the director received a financial benefit to which he or she was not entitled, intentionally inflicted harm on the corporation or its shareholders, violated Section 551 of the MBCA or intentionally committed a criminal act. In connection with an action by or in the right of the corporation, such indemnification may be for expenses (including attorneys’ fees) actually and reasonably incurred. In connection with an action, suit, or proceeding other than an action, suit or proceeding by or in the right of the corporation, such indemnification may be for expenses (including attorneys’ fees) actually and reasonably incurred, and for judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred.

In certain circumstances, the MBCA further permits advances to cover such expenses before a final determination that indemnification is permissible or required, upon receipt of a written undertaking, which need not be secured and which may be accepted without reference to the financial ability of the person to make repayment, by or on behalf of the director or officer to repay such amounts if it shall ultimately be determined that he or she has not met the applicable standard of conduct. If a provision in the articles of incorporation or bylaws, a resolution of the board or shareholders or an agreement makes indemnification mandatory, then the advancement of expenses is also mandatory, unless the provision, resolution or agreement specifically provides otherwise. The bylaws of the Registrant generally provide for the mandatory indemnification of, and payment of expenses incurred by, its directors and officers to the fullest extent permitted by applicable law unless the proceedings were initiated by the director or officer and not authorized by the board of directors.

Indemnification under the MBCA is not exclusive of other rights to indemnification to which a person may be entitled under the Registrant’s amended and restated articles of incorporation, bylaws or a contractual agreement. However, the total amount of expenses advanced or indemnified from all sources may not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses. The indemnification provided for under the MBCA continues as to a person who ceases to be a director or executive officer.

The MBCA authorizes a court to award, or a corporation to grant, indemnification to directors and officers in terms that are sufficiently broad to permit indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”). Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the Registrant has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The MBCA permits the Registrant to purchase insurance on behalf of its directors and officers against liabilities arising out of their positions with the Registrant, whether or not such liabilities would be within the above indemnification provisions. Pursuant to this authority, the Registrant maintains such insurance on behalf of its directors and officers.

Item 16.	Exhibits

1*	Form of Underwriting Agreement.

4.1	Form of Indenture.

4.2*	Form of Debt Securities.

5.1	Opinion of Warner Norcross & Judd LLP.

5.2	Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP.

12.1	Computation of Ratios of Earnings to Fixed Charges.

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm for the Registrant.

23.2	Consent of Warner Norcross & Judd LLP (contained in Exhibit 5.1 to this registration statement).

23.3	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (contained in Exhibit 5.2 to this registration statement).

24	Powers of Attorney (included on signature page herein).

25	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wells Fargo Bank, National Association, for the debt securities.

*	To be filed, if necessary, by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.

Item 17.	Undertakings

The undersigned Registrant hereby undertakes:

(a)	(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of an undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.

(b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 7th day of May, 2013.

PERRIGO COMPANY

By:	/s/ Joseph C. Papa
Joseph C. Papa
Chairman, President and Chief Executive Officer

Each person whose name appears below hereby constitutes Joseph C. Papa, Judy L. Brown and Todd W. Kingma and each of them, such person’s true and lawful attorney-in-fact and agent, with full power of substitution to sign for such person and in such person’s name and capacity indicated below, any and all amendments to this Registration Statement, including post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same with all exhibits and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, hereby ratifying and confirming all that said attorney-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Joseph C. Papa Joseph C. Papa	Chairman, President and Chief Executive Officer, Director (Principal Executive Officer)	May 7, 2013

/s/ Judy L. Brown Judy L. Brown	Executive Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)	May 7, 2013

/s/ Todd W. Kingma Todd W. Kingma	Executive Vice President, General Counsel, Secretary	May 7, 2013

/s/ Laurie Brlas Laurie Brlas	Director	May 7, 2013

/s/ Gary M. Cohen Gary M. Cohen	Director	May 7, 2013

/s/ Jacqualyn A. Fouse Jacqualyn A. Fouse	Director	May 7, 2013

/s/ David T. Gibbons David T. Gibbons	Director	May 7, 2013

/s/ Ran Gottfried Ran Gottfried	Director	May 7, 2013

/s/ Ellen R. Hoffing Ellen R. Hoffing	Director	May 7, 2013

/s/ Michael J. Jandernoa Michael J. Jandernoa	Director	May 7, 2013

/s/ Gary K. Kunkle, Jr. Gary K. Kunkle, Jr.	Director	May 7, 2013

/s/ Herman Morris, Jr. Herman Morris, Jr.	Director	May 7, 2013

/s/ Ben-Zion Zilberfarb Ben-Zion Zilberfarb	Director	May 7, 2013

EXHIBIT INDEX

1*	Form of Underwriting Agreement.

4.1	Form of Indenture.

4.2*	Form of Debt Securities.

5.1	Opinion of Warner Norcross & Judd LLP.

5.2	Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP.

12.1	Computation of Ratios of Earnings to Fixed Charges.

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm for the Registrant.

23.2	Consent of Warner Norcross & Judd LLP (contained in Exhibit 5.1 to this registration statement).

23.3	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (contained in Exhibit 5.2 to this registration statement).

24	Powers of Attorney (included on signature page herein).

25	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wells Fargo Bank, National Association, for the debt securities.

*	To be filed, if necessary, by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.